UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): ____November 6, 2008_______

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

_______Florida______ (State or Other Jurisdiction of Incorporation)	__001-10608__ (Commission File Number)	_59-0539080_ (I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 6, 2008, Florida Public Utilities Company (the “Company”) entered into an Amended and Restated Electric Service Contract (the “Amended and Restated Agreement”) with JEA, formally known as Jacksonville Electric Authority.  The agreement was originally entered into between the Company and JEA in 1996 and amended on February 7, 2000 and September 25, 2006.  The Amended and Restated Agreement continues to provide for the electric power supply in our Northeast division.  The Amended and Restated Agreement reflects an amendment to change the “Assignment” and “Successors and Assigns” provisions to permit assumption of the Amended and Restated Agreement by a third party in certain circumstances.  The Amended and Restated Agreement is being filed herewith as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1

Amended and Restated Electric Service Contract by and between JEA and Florida Public Utilities Company dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA PUBLIC UTILITIES COMPANY

Date: November 12, 2008

By:___/s/ George M. Bachman_

Name: George M. Bachman

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

10.1

Amended and Restated Electric Service Contract by and between JEA and Florida Public Utilities Company dated November 6, 2008